Exhibit 10.11

TERMINATION OF AGREEMENT

This Termination of Agreement, effective February 5, 2013, is by and between THE LEUKEMIA & LYMPHOMA SOCIETY (“LLS”), a Delaware corporation, having its principal place of business at 1311 Mamaroneck Ave, White Plains, NY and ONCONOVA THERAPEUTICS (“ONCONOVA,” together “the Parties”), a Delaware corporation having its principal place of business at 375 Pheasant Run, Newtown, PA.

WHEREAS, LLS and ONCONOVA have previously entered into an agreement to conduct a human clinical trial entitled “Approval Track Clinical Trial of ON 01910.Na in High Risk Myelodysplastic Syndromes (MDS) Patients Refractory to Hypomethylating Agents, an Unmet Medical Need” effective May 12, 2010 as amended on June 23, 2011, May 1, 2012 and January 15 , 2013 (collectively the “Agreement”) under which LLS supports clinical research conducted by ONCONOVA with the goal of successfully completing a pivotal trial; and

WHEREAS, a Third Amendment to Agreement was executed on January 15, 2013, to reflect payment changes in Section 10.1 due to Onconova’s pending termination of further Funding from LLS and to add a member from LLS to the Development Committee in order for LLS to have bi-annual updates on the success of the Research Program; and

WHEREAS, LLS and ONCONOVA wish to terminate the further funding and the Agreement,

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, it is agreed by LLS and ONCONOVA that the following applies:

1.                                      Terms not otherwise defined herein shall have the meanings given them in the Agreement;

2.                                      The parties hereby agree to terminate the Agreement in accordance with Section 15.2 of the Agreement. The termination date of the Agreement shall be thirty (30) days from the effective date of this Termination of Agreement.

3.                                      Except as expressly amended or supplemented by this Termination of Agreement, all of the terms and conditions of the Agreement shall remain in full force and effect in accordance with their terms.

4.                                      No agreement or understanding bearing on this Termination of Agreement shall be binding on either party hereto unless it shall be in writing and signed and delivered by a duly authorized officer or representative of each of LLS and ONCONOVA expressly referring to this Termination of Agreement.

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed and delivered by their duly authorized representatives.

THE LEUKEMIA & LYPHOMA SOCIETY		ONCONOVA THERAPUETICS, INC.
By:	Richard Winneker, Ph.D.	By:	Ramesh Kumar, Ph.D.

(Signature)	/s/ Richard Winneker, Ph.D.	(Signature)	/s/ Ramesh Kumar, Ph.D.
Title:	Senior Vice President, Research	Title:	President and CEO